November 28, 2008 Securities and Exchange Commission 100 F Street, N.E. Washington, D.C. 20549-7561 Dear Sirs/Madams:
We have read the Exhibit to Sub-Item 77Q of Oppenheimer Champion Income Fund's Form NSAR-B dated November 28, 2008, and we agree with the statements made therein. Yours truly,
/s/ DELOITTE & TOUCHE LLP
Denver, Colorado